Exhibit 10.3

AMENDMENT NO. 5 TO STOCKHOLDERS AGREEMENT

This AMENDMENT NO. 5 TO STOCKHOLDERS AGREEMENT (this “Amendment”), dated and effective as of May 15, 2023 (the “Effective Date”), is entered into by and among (i) Shake Shack Inc., a Delaware corporation (the “Company”), (ii) SSE Holdings, LLC, a Delaware limited liability company (“Holdings”), and (iii) the Persons listed on the signature pages hereto under the caption “Meyer Stockholders” (the “Meyer Stockholders”). All capitalized terms defined herein but not used herein shall have the meanings as ascribed to such terms in the Stockholders Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, Holdings, the Meyer Stockholders and certain other stockholders of the Company have previously entered into a Stockholders Agreement, dated and effective as of February 4, 2015, as amended (collectively, the “Stockholders Agreement”); and

WHEREAS, the Company, SSE Holdings and the Meyer Stockholders desire to amend the Stockholders Agreement as hereinafter provided to modify the Meyer Stockholders’ rights with respect to Meyer Stockholder Designees.

NOW, THEREFORE, the Company, Holdings and the Meyer Stockholders hereto agree as follows:

A.	Amendment. Section 2.1(b) of the Stockholders Agreement shall be replaced in its entirety with the following:

“(b) Meyer Stockholder Representation. For so long as the Meyer Stockholders hold a number of shares of Common Stock representing at least the percentage of shares of Common Stock held by such Meyer Stockholders as of the Closing shown below, the Company and the Principal Stockholders shall use their reasonable best efforts to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the Meyer Stockholders (each, a “Meyer Stockholder Designee”) that, if elected, will result in the number of Meyer Directors serving on the Board of Directors that is shown below.

Percentage	Number of Directors
50% or greater	3
Less than 50% but greater than 33%	2
Less than 33% but greater than 20%	1
Less than 20%	0

The rights of the Meyer Stockholders to designate Meyer Stockholder Designees shall terminate immediately following the conclusion of the Company’s 2025 annual meeting of stockholders.”

B.	Full Force and Effect. All other provisions of the Stockholders Agreement not otherwise expressly amended herein shall remain in full force and effect.

C.	Governing Law. The terms and conditions of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

D.	Counterparts. This Amendment may be executed in two or more counterparts, each of which when taken together shall constitute a single instrument.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has signed this Amendment No. 5 to Stockholders Agreement as of the date first above written.

COMPANY:

SHAKE SHACK INC.

By:	/s/ Ronald Palmese Jr.
Name: Ronald Palmese Jr.
Title: Chief Legal Officer

HOLDINGS:

SSE HOLDINGS, LLC

By:	/s/ Ronald Palmese Jr.
Name: Ronald Palmese Jr.
Title: Chief Legal Officer

MEYER STOCKHOLDERS:

By:	/s/ Daniel H. Meyer
Daniel H. Meyer

DANIEL H. MEYER 2012 GIFT TRUST UAD 10/31/12

By:	/s/ Mike McQuinn
Name: Mike McQuinn
Title: Co-Trustee

DANIEL H. MEYER INVESTMENT TRUST DATED 5/15/92

By:	/s/ Daniel H. Meyer
Name: Daniel H. Meyer
Title: Authorized Signatory